Exhibit 99.1

         September 27, 2012

Contact:	Stephen P. Theobald
Executive Vice President and Chief Financial Officer
(757) 217-1000

BANK OF HAMPTON ROADS ANNOUNCES CLOSING OF RIGHTS OFFERING

Raises $45 Million in Additional Capital

Norfolk, Virginia, September 27, 2012:  Hampton Roads Bankshares, Inc. (NASDAQ:  HMPR) (the “Company”), the holding company for The Bank of Hampton Roads (“BHR”) and Shore Bank, today announced the closing of a common stock rights offering (the “Rights Offering”) and standby purchase of shares not sold in the Rights Offering, in which it issued 64,287,848 common shares and raised $45,001,494 in additional capital.

Douglas J. Glenn, President and Chief Executive Officer of the Company and Chief Executive Officer of BHR, said, “The successful completion of this rights offering and the associated private placement reinforces the capital foundation of the Company, builds on the positive trends in our operations and financial results and provides additional support to our experienced team of community bankers as they focus on meeting the banking needs of the families and businesses in our markets.  We remain sharply focused on continuing our positive momentum.”

The Company issued 21,000,687 shares of common stock, at a price of $0.70 per share, to holders of its common stock who elected to participate in the Rights Offering.

In connection with the Rights Offering, the Company entered into a Standby Purchase Agreement with the following entities or their affiliates or managed funds: The Carlyle Group, L.P., Anchorage Capital Group, L.L.C. and CapGen Capital Group VI LP (together, the “Investors”).  The Standby Purchase Agreement provided that the Investors would not exercise their basic subscription rights and instead would purchase from the Company, at the subscription price, a portion of the shares, if any, up to an aggregate of 53,518,176 shares, not subscribed for in the Rights Offering.  Pursuant to the terms of the Standby Purchase Agreement, the Investors purchased 43,287,161 shares of common stock at $0.70 per share.

The Company will use the proceeds of the Rights Offering for general corporate purposes.

Caution About Forward-Looking Statements

Certain statements made in this press release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about events or results or otherwise are not statements of historical facts, such as statements regarding the continuation operational and financial trends.  Although the Company believes that its expectations with respect to such forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from those expressed or implied by such forward-looking statements.  Factors that could cause actual events or results to differ significantly from those described in the forward-looking statements include, but are not limited to those described in the cautionary language included under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2011, the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2012 and other filings made with the SEC.

About Hampton Roads Bankshares

Hampton Roads Bankshares, Inc. is a bank holding company that was formed in 2001 and is headquartered in Norfolk, Virginia. The Company’s primary subsidiaries are Bank of Hampton Roads, which opened for business in 1987, and Shore Bank, which opened in 1961 (the “Banks”).  The Banks engage in general community and commercial banking business, targeting the needs of individuals and small to medium-sized businesses. Currently, Bank of Hampton Roads operates banking offices in Virginia and North Carolina doing business as Bank of Hampton Roads and Gateway Bank & Trust Co.  Shore Bank serves the Eastern Shore of Maryland and Virginia through seven banking offices, ATMs and a recently opened loan production office in West Ocean City, Maryland. Through various affiliates, the Banks also offer mortgage banking services and investment products. Shares of the Company’s common stock are traded on the NASDAQ Global Select Market under the symbol “HMPR.” Additional information about the Company and its subsidiaries can be found at www.hamptonroadsbanksharesinc.com.

###